Exhibit 10.22

REVISED SECOND TRANCHE CLOSING NOTICE AND LETTER AMENDMENT

August 18, 2014

Dear Investors:

As an update to the original Second Tranche Closing Notice delivered to you by email on August 13, 2014, Capnia, Inc. (the “Company”) is providing you with a revised allocation for your pro rata amount of the Second Tranche of the Company’s 2014 bridge financing (the “2014 Bridge Financing”). The pro rata amount originally allocated among all existing Investors for the Second Tranche was approximately $749,814.79, which represented the combined payment for each Investor’s Second Tranche Note and Second Tranche Warrant. After internal discussion and approval, the Company has proposed that the aggregate pro rata amounts reserved for allocation among existing Investors in the Second Tranche be reduced to $249,938.38 (which aggregate amount represents the combined payment for each Investor’s Second Tranche Note and the Second Tranche Warrant), or approximately one-third (1/3rd) of the original $749,814.79 originally allocated to all Investors in the Second Tranche. Your pro rata amount of the Second Tranche is set forth on Attachment 1 hereto and reflects a proportionate reduction to approximately one-third (1/3rd) of your original pro rata allocation.

The Second Tranche Initial Closing is currently scheduled to occur on or about August 20, 2014, or such other date as may be approved by holders of at least two-thirds (2/3) in interest of the Notes. Following the Second Tranche Initial Closing, the Company has up to thirty (30) days in which it may hold one or more additional closings pursuant to which it may sell and issue the remaining Second Tranche Notes not sold in the Second Tranche Initial Closing, up until the Company has sold an aggregate of $1,200,000 worth of Notes, including Notes sold in the Second Tranche Initial Closing. You may participate in these additional closings if you are unable to meeting the August 20, 2014 closing date.

Your revised pro rata amount of the Second Tranche is included as Attachment 1 to this revised Second Tranche Closing Notice and Letter Amendment. Your revised full funding amount is set forth opposite your name under the column “Total Second Tranche Purchase Price”. This funding amount includes payment for both your Second Tranche Note and also your Second Tranche Warrant. Also please find wire instructions to the Company account provided as Attachment 2. In order to participate in the Second Tranche Initial Closing, please wire your funds by August 20, 2014.

We are also asking for your approval to amend the Purchase Agreement in order to replace the Second Tranche amounts set forth on Exhibit A thereto with the corresponding Second Tranche amounts set forth on Attachment 1 hereto. Please acknowledge receipt of this revised Second Tranche Closing Notice and Letter Amendment and your agreement to amend the Second Tranche amounts set forth Exhibit A to the Purchase Agreement and replacing them with the revised Second Tranche amounts set forth on Attachment 1 hereto, and your intent to participate in the Second Tranche, by signing below and returning a copy by fax (650-493-6811, Attn: Eric Hsu and Kathy Jordan) or by email and copying Eric Hsu (ehsu@wsgr.com) and Andrew Ellis (anellis@wsgr.com), counsel to the Company, as soon as possible, and in any event no later than Wednesday, August 20, 2014 at 5:00 pm (Pacific time).

This revised Second Tranche Closing Notice and Letter Amendment is being delivered in accordance with Section 1.3(b)(i) of that certain Convertible Note and Warrant Purchase Agreement dated as of April 28, 2014, as subsequently amended (the “Purchase Agreement”), by and among the Company and the persons and entities set forth therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

We appreciate your attention on short notice and thank you for your continued support.

Sincerely,

/s/ Anish Bhatnagar, MD

Anish Bhatnagar, MD

President

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

Vivo Ventures V Affiliates Fund, L.P.

By:	/s/ Edgar G. Engleman

Name:	Edgar G. Engleman

Title:	Managing Member,

Vivo Ventures V, LLC

General Partner of Vivo Ventures V Affiliates Fund, L.P.

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

Vivo Ventures V Fund V, L.P.

By:	/s/ Edgar G. Engleman

Name:	Edgar G. Engleman

Title:	Managing Member,

Vivo Ventures V, LLC

General Partner of Vivo Ventures Fund V, L.P.

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ Christopher B. Mario

Name:	Christopher B. Mario

Title:	Manager of Melmotte LLC

General Partner of Mario Family Partners LP

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ Steinar J. Engelsen

Name:	Steinar J. Engelsen

Title:

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ A. Morris Williams, Jr.

Name:	A. Morris Williams, Jr.

Title:

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ Anastasios Parafestas

Name:	Anastasios Parafestas

ITHACA PARTNERS LLC

By: Promerica Capital, LLC its Sole Member

By: Vice President of Promerica, Inc., its Manager

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

GORE CREEK LLC

By:	/s/ Tas Parafestas

Name:	Tas Parafestas

Title:	Manager

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

AGREED AND ACKNOWLEDGED

By:	/s/ John J. Mack

Name:	John J. Mack

Title:

Capnia, Inc. - Revised Second Tranche Closing Notice and Letter Amendment

ATTACHMENT 1

REVISED SECOND TRANCHE CLOSING AMOUNTS

Name	Second Tranche Note Principal Amount	Second Tranche Warrant Purchase Price	Total Second Tranche Purchase Price

Vivo Ventures Fund V, L.P.	$157,358.48	$157.36	$157,515.84

Vivo Ventures Fund Affiliates V, LP	$1,846.78	$1.85	$1,848.63

Mario Family Partners LP	$19,902.98	$19.91	$19,922.89

John J. Mack	$19,824.61	$19.83	$19,844.44

Robert K. Steel	$19,824.61	$19.83	$19,844.44

Ithaca Partners LLC	$14,868.46	$14.87	$14,883.33

Gore Creek LLC	$4,956.16	$4.96	$4,961.12

A. Morris Williams, Jr.	$6,608.19	$6.61	$6,614.80

Ron Haak	$1,321.63	$1.32	$1,322.95

Clyde D. Wagner Living Trust dated June 6, 2001	$660.81	$0.66	$661.47

Shifteh Karimi Wagner Living Trust dated June 6, 2001	$660.81	$0.66	$661.47

Steinar J. Engelsen	$211.59	$0.21	$211.80

Hadar Cars AB	$211.59	$0.21	$211.80

WS Investment Company, LLC (2014A)	$1,303.05	$1.31	$1,304.36

Michael Danaher and Carol Danaher, Trustees of the Danaher Family Trust dtd. 6/29/04	$102.51	$0.11	$102.62

Mario Rosati	$26.39	$0.03	$26.42

TOTAL	$249,688.65	$249.73	$249,938.38

ATTACHMENT 2

COMPANY WIRE INSTRUCTIONS

ACCOUNT NAME:	Capnia, Inc.

THE BANK:	Silicon Valley Bank

3003 Tasman Road

Santa Clara, CA 95054

ACCOUNT NUMBER:	3300645560

ABA ROUTING NUMBER:	121140399

SWIFT CODE:	SVBKUS6S

REFERENCE:	Capnia, Inc. – 2014 Bridge Financing Extension

(REQUIRED FOR ALL WIRES)